Exhibit 10.10

                       FINANCIAL INSTITUTIONS THRIFT PLAN

                                  AS ADOPTED BY

                           FIRST BANK & TRUST COMPANY



                            SUMMARY PLAN DESCRIPTION



                108 CORPORATE PARK DRIVE O WHITE PLAINS, NY 10604





                            SUMMARY PLAN DESCRIPTION

                           FIRST BANK & TRUST COMPANY
                            PROVIDENCE, RHODE ISLAND

                                 JANUARY 1, 1997


                       FINANCIAL INSTITUTIONS THRIFT PLAN

                            108 CORPORATE PARK DRIVE
                             WHITE PLAINS, NY 10604


TO OUR MEMBERS:

We are pleased to present this booklet so that you may better understand and appreciate the savings plan which is provided by your employer through its participation in the Financial Institutions Thrift Plan (the "Plan").

The Plan is a tax-exempt, trusteed savings plan which was created in 1970. It is administered by a professional staff under the direction of a Board of Directors (the "Board") comprised of persons who are officers of Federal Home Loan Banks or participating financial institutions and the President of the Plan.

The Plan enables financial institutions to make it possible for their employees to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution type plan) are paid to the Trustee to be invested for the benefit of all members. An individual account is maintained for each member. Under certain conditions, a member may make withdrawals from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Declaration of Trust contain the governing provisions and should be consulted as official text in all cases.



                                             BOARD OF DIRECTORS,
                                             FINANCIAL INSTITUTIONS THRIFT PLAN






                                TABLE OF CONTENTS

                                                                         Page

         Employee Eligibility                                              2
         Plan Contributions                                                3
         Allocation of Contributions                                       3
         Plan Salary                                                       4
         Investment of Contributions                                       5
         Valuation of Accounts                                             7
         Reporting to Members                                              7
         Vesting                                                           8
         Account Withdrawal                                                9
         --While Employed                                                  9
         --Upon Termination of Employment                                 10
         --Upon Disability                                                11
         --Upon Death                                                     11
         Reenrollment                                                     11
         Rollovers                                                        11
         Loans                                                            12
         Negative Cash Flow Provision                                     13
         Plan Limitations                                                 14
         Top Heavy Information                                            15
         Disputed Claims Procedure                                        15
         Statement of Member's Rights                                     16
         Other Plan Information                                           17



                              EMPLOYEE ELIGIBILITY

Each employee shall be enrolled as a member when eligible. You will be eligible for membership in the Plan on the first day of the month after you complete 1 year of employment and attain age 21.

In order for you to complete 1 year of employment, you must complete at least 1,000 hours of employment in a 12 consecutive month period. The initial 12 consecutive month period is measured from your date of employment, and (if you do not complete at least 1,000 hours of employment in such period) subsequent 12 month periods are measured on a calendar year basis from the January 1 immediately following your date of employment.

In counting hours you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc., and any hours for which back pay may be due.

You will become a member as soon as a properly executed enrollment application is received by the Board. Your membership will continue until the earlier of (a) your termination of employment and payment to you of your entire account or (b) your death.

          NOTE: Your employer will notify you of your right to become a member when you are eligible and will furnish you with an enrollment application. If, for any reason, you are not so notified, you will be retroactively enrolled as of the date you first became eligible. In this event, both you and your employer will be required to make the contributions (without plan earnings thereon) each would have made had you been enrolled on such earlier date, and your account will then consist solely of the units credited to you as a result of these contributions.


Establishment of Rollover Accounts
----------------------------------

Notwithstanding the above, any employee may establish a "rollover" account within the Plan, regardless of whether the employee has satisfied the employer's eligibility requirement(s). However, the existence of a "rollover" account will not constitute active membership in the Plan, such participation being available only after satisfaction of the employer's eligibility requirement(s) described above.


                                        2


                               PLAN CONTRIBUTIONS

Employee - You may elect to make a monthly contribution of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, 10%, 11%, 12%, 13%, 14% or 15% of monthly Plan Salary (see "Plan
Salary" section of this booklet). You may elect not to make any contributions. You may change the rate at which you are contributing as of the first day of any month. You may suspend your contributions at any time, but suspended contributions may not be subsequently made up.

Emplover - Your employer will contribute on a monthly basis an amount equal to 50% of your monthly contribution.

The above percentage rate shall apply to only the first 6% of your monthly Plan Salary (see "Plan Salary" section of this booklet).

                                  ILLUSTRATION

         Employee                                 Employer's 50%
     Contribution Rate                        Matching Contribution
     -----------------                        ---------------------

           2%                                           1.0%
           3%                                           1.5%
           4%                                           2.0%
           5%                                           2.5%
         6-15%                                          3.0%

Please refer to the "Account Withdrawal" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

                           ALLOCATION OF CONTRIBUTIONS

Your employer has established a Regular account and a 401(k) account for each member. The total of the value of your Regular and 401 (k) accounts represents your interest in the Thrift Plan.

Employee
--------

All of your contributions will be allocated to your 401 (k) account.

Employer
--------

All employer contributions will be allocated to your Regular account.





                                        3


Internal Revenue Service Nondiscrimination Rules
------------------------------------------------

If you are a highly compensated employee, a portion of your contributions allocated to your 401(k) account and/or employer contributions allocated to your Regular account may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (see "Plan Limitations" section of this booklet for other limitations). In general, a highly compensated employee is an employee who at any time during the current or preceding year:

  (a)  was a 5% owner,

  (b) received annual compensation from the employer in excess of $75,000 (indexed for cost-of-living adjustments, if any),

  (c) received annual compensation from the employer in excess of $50,000 (indexed for cost-of-living adjustments, if any) and was in the top 20% of employees by compensation in such year, or

  (d) was an officer of the employer and received annual compensation from the employer in excess of $45,000 (indexed for cost-of-living adjustments, if any).

                                                                            (W2)

                                   PLAN SALARY

Plan Salary is defined as total compensation as reported on your Form W-2, exclusive of any compensation deferred from a prior year, plus pre-tax contributions which you make to an Internal Revenue Code Section 401 (k) plan or
Section 125 cafeteria plan. However, Plan Salary for any year may not exceed $150,000 (indexed for cost-of-living adjustments, if any).


                                        4

                                                                      (Standard)

                           INVESTMENT OF CONTRIBUTIONS

Contributions are invested by the Trustee at your direction in one or more of the following five investment funds:

INVESTMENT FUND A -    A passively  managed,  diversified  equity portfolio with
                       the  objective  of  simulating  the  performance  of  the
                       Standard & Poor's Composite Index of 500 stocks, selected
                       by  Bankers  Trust  Company,  New York,  as  Trustee.  An
                       investment  in  Fund  A  provides  an   opportunity   for
                       investment growth generally consistent with that of widely traded common stocks, but with a corresponding risk of decline in value.

INVESTMENT FUND B -    A portfolio of fixed income contracts  primarily  managed
                       by Bankers Trust Company with the objective of maximizing income at minimum risk of capital. Contributions are invested in fixed income instruments including but not limited to group annuity contracts issued by insurance companies.

INVESTMENT FUND C -    A passively managed, diversified portfolio of stocks with
                       the objective of replicating  the  performance of the S&P
                       MidCap Index,  managed by State Street Asset  Management.
                       An investment in Fund C provides an opportunity for investment return generally consistent with that of smaller to medium sized company stocks, with an above average potential for increase or decrease in value.

INVESTMENT FUND D -    A  government  instrument  fund  with  the  objective  of
                       maximizing   income  at  minimum  risk  of  capital  with
                       underlying   investments   in   obligations   issued   or
                       guaranteed by the United States government or agencies or instrumentalities thereof, selected by Bankers Trust
                       Company as Trustee.

INVESTMENT FUND E -    A portfolio of high quality treasury,  agency,  corporate
                       and  asset/mortgage-backed  securities  managed  by State
                       Street Asset Management with the objective of replicating the total performance of the Lehman Brothers Aggregate
                       Bond Index.



                                       5



Contributions made by you and on your behalf are invested at your direction in one or more of these funds in any combination of multiples of 5%. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Changes in investment instructions may be made by submitting a properly completed form or by use of Pentegra by Phone.

Any changes received by 4 PM Eastern Time (Stock Market Closing) will be processed at the day's current business price. Transaction changes received after 4 PM Eastern Time (Stock Market Closing) will be processed on the next business day. Your Plan allows for a change of investment direction on a daily basis.

Amounts invested in Fund B may not be transferred directly to Fund D or Fund E. Fund B amounts must first be transferred to Fund A and/or Fund C and remain in Fund A and/or Fund C for some minimum period of time (currently three months) before such amounts may be transferred to Fund D or Fund E. Amounts transferred from Fund A and/or Fund C to Fund B will be deemed to have first come from amounts, if any, which could not be transferred directly to fund D or Fund E at that time.

Each investment instruction may apply to either future contributions or your already accumulated account, or both. Each change is effective on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with or next following the day on which your written notice of change is received by the Board (except to the extent described in the "Negative Cash Flow Provision" section of this booklet).

If no investment direction is given, all contributions credited to a member's account will be invested in Fund D.

(Daily Changes)

                                       6



                              VALUATION OF ACCOUNTS

The Plan uses a unit value system for valuing each member's account. Under this system each member's share in an Investment Fund is represented by units. The number of new units credited to a member in an Investment Fund is determined by dividing the total amount of contributions (both employee and employer) invested in the Fund by the unit value of the Fund as of the next valuation date. The total value of a member's share in an Investment Fund as of any valuation date is determined by multiplying the total number of units to the member's credit by the unit value of the Fund on that date.

The sum of your shares in the available investment funds would represent the value of your plan account.

NOTE: If for some reason (such as the shut down of the financial markets) the underlying portfolios of any Investment Fund cannot be valued on the last business day of a month, the valuation date for such Investment Fund shall be the next subsequent date on which the underlying portfolios can be valued.

                              REPORTING TO MEMBERS

As soon as practicable after the end of each calendar quarter you will receive a Personal Statement from the Plan. This Statement provides information about your account including its market value, the number of units you have in Funds A, B, C, D and E, the unit value of each Fund as of the end of the quarter and the amount of contributions you have made.




                                       7


                                                                           (5YR)

                                     VESTING

"Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Thrift Plan.

With respect to any employer contributions credited to your account, the following schedule will dictate when vesting will occur:

          Years of Service               Vesting Percentage
          ----------------               ------------------

               0-4                               0%
            5 or more                           100%

You will also become 100% vested in the employer contributions and earnings thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

If you terminate employment with this employer prior to completing 5 years of service, you will forfeit all of the employer contributions and earnings thereon credited to your account. However, if you are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, measured from your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.



                                        8

                                                                          (K2/3)

                               ACCOUNT WITHDRAWAL

You may make a total or partial withdrawal of the vested portion of your account by filing the apprnpriate form with your employer or the Thrift Plan Office. A withdrawal is based on the unit values on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with or next following the date that written notice is received by the Thrift Plan Office (except to the extent described in the "Negative Cash Flow Provision" section of this booklet).

Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

WHILE EMPLOYED

A. From the Regular Account:

    Not more than one voluntary withdrawal may be made from your Regular account in a calendar year unless it is limited to your own contributions, if any, made prior to January 1, 1987 ("pre 1987 contributions") without earnings. When you make a withdrawal, you may continue making contributions to the Plan.

    No partial withdrawal of less than $1,000 will be permitted unless it is for either the full amount of (a) your own "pre-1987 contributions" without earnings, (b) your own contributions (pre-1987 plus post-1986) and earnings on them or (c) the total vested balance of your Regular account.

    In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

B. From the 401 (k) Account:

    Not more than one withdrawal may be made from your 401 (k) account in a calendar year.

    As required by Internal Revenue Service Regulations, a withdrawal from your 401 (k) account prior to age 59 1/2 or termination of employment can only be made on account of hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

    1 ) Medical expenses (other than amounts paid by insurance).

    2) The purchase of a principal residence (mortgage payments are excluded).


                                        9



    3) Post-secondary education tuition (for the next semester or quarter).

    4) The prevention of the eviction from a principal residence or foreclosure on the mortgage of a principal residence.

    You will be reguired to receive a distribution of the remaining available vested balance, if any, of your Regular account and your Rollover account, if any, prior to making a hardship withdrawal from your 401 (k) account. In no event may the maximum amount of a hardship withdrawal from your 401 (k) account exceed the value of your 401 (k) account as of December 31, 1988 plus the amount of any 401(k) contributions which you make to the Plan on or after January 1, 1989 reduced by the amount of any hardship withdrawals which you make from your 401 (k) account on or after January 1, 1989. No partial withdrawal of less than $1,000 will be permitted unless it is for either (a) the amount necessary to satisfy your hardship or (b) the total vested balance of your 401 (k) account.

    In general, employer contributions credited on your behalf will not be available for in-service withdrawal until such employer contributions have been invested in the Plan for at least 24 months (2 years) or you have been a participant in the Plan for at least 60 months (5 years) or the attainment of age 59 1/2.

C. From the Rollover Account

    Not more than one withdrawal may be made from your Rollover account in a calendar year. No partial withdrawal of less than S1,000 will be permitted unless it is for the total balance of your Rollover account.

(Revised 12/93)

UPON TERMINATION OF EMPLOYMENT

You may leave your account with the Thrift Plan and defer receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2, except to the extent that your vested account balance as of the date of your termination is less than $500, in which case your interest in the Plan will be cashed out and payment sent to you.

Except as provided above, you may make one withdrawal per account each calendar year or defer withdrawal from your account until the April 1 of the calendar year following the calendar year in which you attain age 70 1/2. You may continue to change the investment instructions (see "Investment of Contributions" section of this booklet) with respect to your remaining account balance.

If your total vested account equals or exceeds $500, you may elect, in lieu of a lump sum payment, to be paid in annual installments over a period of 2-10, 15 or 20 years with the right to take in a lump sum the vested balance of your account at any time during such payment period. If your life expectancy is actuarialy determined to be less than the period you elect, the maximum period over which you can receive annual installments will be the next lower payment period.

(Revised 9/93)

                                       10


UPON DISABILITY

If you are disabled in accordance with the definition of disability under the Thrift Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment (see "Account Withdrawal - Upon Termination of Employment" section of this booklet).

You are disabled under the Thrift Plan if you are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under the Financial Institutions Retirement Fund or any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

UPON DEATH

If you die when you are a member of the Plan, the value of your entire account will be payable to your beneficiary. This payment will be made in the form of a lump sum, unless the payment would exceed $500, and you had elected prior to your death that the payment be made in annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary). If such an election is not in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or make withdrawals as often as once per year, except that any balance remaining must be withdrawn by the 5th anniversary (10th anniversary if your spouse is your beneficiary) of your death.

If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                  REENROLLMENT

If you terminate employment and are subsequently reemployed by the same or another participating employer, you will be eligible for immediate reenrollment.

                                    ROLLOVERS

If you  are  eligible  to  participate  in the  Plan,  you may  make a  rollover contribution of an eligible rollover distribution from any other Internal Revenue Service qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest. Your withdrawal rights while in service and upon termination of employment are generally the same as with respect to your Regular account under the Thrift Plan (see "Account Withdrawal" section of this booklet).

(Revised 9/93)

                                       11

                                                                         (K-R/K)

                                      LOANS

You may borrow from the vested portion of your Regular account and/or 401 (k) account and/or your Rollover account, if you have one, any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Thrift Plan during the preceding 12 months), subject to the following further limitation:

    In no event may you borrow more than 50% of the combined vested balance of your Regular account, your 401 (k) account and your Rollover account, if any.

You may borrow only once in each calendar year from your Regular and/or 401 (k) account and once in each calendar year from your Rollover account, if any. Each loan must be for at least $1,000. With respect to a loan from your 401 (k) and/or Regular accounts, you may choose to borrow first from either your Regular or 401 (k) account. Whichever account you borrow from first, such account must be exhausted before you may borrow any amount from the other account. A loan from your Rollover account, if you have one, will be considered a separate loan. The amount of your loan will first be deducted from the taxable portion of your account and then from the after-tax portion, if any.

The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with or next following the date the Thrift Plan Office receives your properly executed Loan Application, Promissory Note and Disclosure Statement (except to the extent described in the "Negative Cash Flow Provision" section of this booklet). On request, your employer or the Thrift Plan Office will provide you with the application form. The loan will not affect your right to continue making contributions or to receive the corresponding employer matching contributions.

Your loan will be deducted proportionately from the Funds in which the account (from which you are taking the loan) is invested. Your loan repayments will be credited in accordance with your investment instructions in effect at the time of each repayment.

The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate [base rate] plus 1 %).

Repayments are made through salary deductions and will be transmitted along with regular monthly contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 12 monthly payments have been made, you may repay the outstanding balance of the loan. If a loan includes any amounts from your 401 (k) account, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your monthly salary.



                                       12



Crediting of repayments will take the following form: As you repay the loan, the principal portion, together with the interest, will be credited to your account, after deducting 2% of the outstanding balance to cover administrative expense. In this way, you will be paying interest to yourself.

In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid within 60 days, will be deemed a distribution, unless you elect to continue to repay the loan on a monthly basis directly to the Thrift Plan office.

(Revised 9/93)

                          NEGATIVE CASH FLOW PROVISION

In the event that there is a negative cash flow (which may be caused by a large number of withdrawals, loans and/or investment direction changes out of Investment Funds A, B, C, D or E) coupled with a decline in the stock market shortly after a month-end valuation, the lesser of the month-end unit value or the sale date estimated unit value will be used to value that portion of the withdrawals, loans and/or investment direction changes which must be provided through the sale of existing units.

(Revised 1/93)


                                       13

                                                                             (K)

                                PLAN LIMITATIONS

o Internal Revenue Service ("IRS") requirements impose certain limitations on the amount of contributions that may be made to this and other qualified plans. In general, the annual "contributions" made to a defined contribution plan such as this Plan, in respect of any member, may not exceed the lesser of 25% of the member's total compensation or $30,000. (This amount may be subject to periodic adjustment by the IRS at some time in the future.) For this purpose, "contributions" include employer contributions, member 401 (k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401 (k) account may not exceed the lesser of 25% of the member's total compensation or $7,000 (indexed for cost-of-living adjustments, if any). Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

o Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

o As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

o The Trustee is empowered to charge against and pay out of the Trust Fund, to the extent not paid by the employers, all proper costs of operation and administration of the Plan, including the expenses and compensation of the Trustee, expenses of the Board and compensation for its agents.

o Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

o If the Board cannot locate any person entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Board may cancel all payments due him to the extent permitted by law.

o Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

o Your employer's continued participation is subject to IRS approval and any requirements the IRS may impose.

o An employer may terminate its participation in the Plan at any time. In addition, the Board retains the right to terminate the Plan or an employer's participation in the Plan in certain circumstances. If the Plan is terminated or if your employer's participation in the Plan is terminated, there will be no further contributions to the Plan for your account.


                                       14

                                                                             Std


                              TOP HEAVY INFORMATION


A "top heavy" plan is a plan under which more than 60% of the accrued benefits (account values) are for key employees. Key employees generally include officers and shareholders earning more than $45,000 (indexed for cost-of-living adjustments, if any) per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee. This minimum contribution would be offset by the regular contribution made by your employer tsee "Plan Contributions" section of this booklet).

In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year (December 31). If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.


                            DISPUTED CLAIMS PROCEDURE


If you disagree with respect to any benefit to which you feel you are entitled, you should make written claim to the President of the Plan. If your claim is denied, you will receive written notice explaining the reason for the denial within 90 days after the claim is filed.

The President's decision shall be final unless you appeal such decision in writing to the Board of Directors of the Plan at 108 Corporate Park Drive, White Plains, NY 10604, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Board will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.


                                       15

                                                                             Std

                          STATEMENT OF MEMBER'S RIGHTS

                                                             .

As a member of the Plan, you are entitled to certain rights and protections under ERISA which provides that all members shall be entitled to:

o Examine, without charge, at the Plan Administrator's office or at other specified locations, all plan documents, and copies of all documents filed by the Plan with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

o Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

o   Receive  a  summary  of  the  Plan's  annual  financial  report.   The  Plan
    Administrator is required by law to furnish each member with a copy of such summary.

In addition to creating rights for Plan members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written explanation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive them, unless such materials were not sent for reasons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U. S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

This Statement of ERISA Rights is required by federal law and regulation.


                                       16

                                                                             Std

                             OTHER PLAN INFORMATION

PLAN SPONSOR

The Plan is sponsored by the --

          Financial Institutions Thrift Plan
          108 Corporate Park Drive
          White Plains, NY 10604

          Telephone           (914) 694-1300

          Employer Identification Number- 13 6321489

          Plan Number         002

          Plan Year End       December 31

PLAN ADMINISTRATOR:

The Plan Administrator is the President of the Plan whose place of business is the office of the Financial Institutions Thrift Plan. The President is also the person designated as agent for service of legal process. Service of legal process may also be made upon the Plan Trustee.

BOARD OF DIRECTORS:

The make-up of the Board changes from year to year, but you may refer to the most recent Annual Report (which is sent to your employer) for a current listing of the Board members and their places of business.

TRUSTEE:

The name and address of the current Trustee(s) of the Plan may be found in the Annual Report. A Trustee may be changed from time to time by the Board.

PARTICIPATING EMPLOYERS:

A listing of employers participating in the Plan is available upon request.


                                       17